Exhibit 10.6

NOTICE OF MEETING, ELECTION OF NEW OFFICERS & DIRECTORS

RAPID LINE, INC.

Pursuant to the Wyoming Business Corporation Act under 17-16-822 Notice of Meeting, Election of New Officers and Directors and Article IV, Section 4.1, of the Bylaws (the “Bylaws”) of Rapid Line, Inc., a Wyoming corporation (the “Company”), the Board of Directors adopts the following resolutions:

WHEREAS, the Board of Directors has held a meeting on August 22, 2025 and, effective as of the same date, the Sole Director, Richard Chiang and the majority control shareholder, Thibault Reichelt on behalf of Nova Aura Limited, has voted to elect Richard Chiang with the additional titles of President, CEO, CFO, Secretary, Treasurer and Chairman of the Board of Directors of the Company;

WHEREAS, the Sole Director and the majority control shareholder believe it is in the best interest of the Company to elect Richard Chiang with the additional titles of President, CEO, CFO, Secretary, Treasurer and Chairman of the Board of Directors of the Company to facilitate moving new initiatives forward.

NOW THEREFORE, IT IS RESOLVED, that the Company has ratified the appointment of Richard Chiang as President, CEO, CFO, Secretary, Treasurer and Chairman of the Board of Directors of the Company with an effective starting date of August 22, 2025.

IN WITNESS WHEREOF, said Company has caused this Notice of Meeting/Election of New Officers and Directors to be signed this 22nd Day of August, 2025.

By: /s/ Thibault Reichelt

Name: Thibault Reichelt

Nova Aura Limited

Trust Company Complex, Ajeltake Road

Ajeltake Island, Majuro, MH96960, Marshall Islands

Accepted by: /s/ Richard Chiang

Richard Chiang

President, CEO, CFO, Secretary, Treasurer and Chairman of the Board of Directors

Rapid Line, Inc.

1111 South Roop Street #1915

Carson City, NV 89702